EXHIBIT D

                             CSW International, Inc.
                               Statement of Income
                      For the Quarter Ended March 31, 1999
                                   (Unaudited)
                                    ($000's)


Operating Revenues
          Electric revenues                                           $ 435,334
          Other diversified                                              41,247
                                                                      ---------
                                                                        476,581
                                                                      ---------

Operating Expenses
          Cost of electric sales                                        300,881
          General and administrative                                     72,978
          Depreciation and amortization                                  27,115
          Other diversified                                              21,407
                                                                      ---------
                                                                        422,381
                                                                      ---------

Operating Income                                                         54,200

Other Income and (Deductions)
          Investment income                                              10,012
          Interest income                                                 4,849
          Interest expense                                              (31,596)
                                                                      ---------
                                                                        (16,735)
                                                                      ---------
Income Before Income Taxes                                               37,465
                                                                      ---------

Provision for Income Taxes                                               10,588

Net Income                                                            $  26,877
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